UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 14, 2008
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	1

Item 9.01 Financial Statements and Exhibits	1

Exhibit 3.1

i

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 14, 2008, Jerry V. Elliott notified the Chairman of the Board of Directors of Tekelec (the “Company”) of his decision to resign, effective immediately, as a member of the Company’s Board of Directors due to a change in his employment circumstances.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In view of Jerry V. Elliott’s resignation as a director of the Company, effective May 14, 2008 (as reported in Item 5.02 above), on May 15, 2008, the Company’s Board of Directors approved an amendment, effective immediately, to Section 3.2 of Article III of the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), decreasing the size of the Company’s Board of Directors from nine to eight directors, effective immediately. Section 3.2 of Article III of the Company’s Bylaws provides that the number of authorized directors of the Company shall be not less than five nor more than nine, and that the exact number of directors within the authorized range may be fixed from time to time by amendment of the Bylaws.
     A copy of the Company’s Bylaws, including the amendment described in this Item 5.03, is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibit
          The following Exhibit 3.1 is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Tekelec Amended and Restated Bylaws, as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: May 15, 2008	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Tekelec Amended and Restated Bylaws, as amended